AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2004

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  FINDWHAT.COM
             (Exact name of registrant as specified in its charter)

                NEVADA                                         88-0348835
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                       Identification No.)

                     5220 SUMMERLIN COMMONS BLVD., SUITE 500
                            FORT MYERS, FLORIDA 33907
                                 (239) 561-7229
              (Address of registrant's principal executive offices)

                     FINDWHAT.COM 2004 STOCK INCENTIVE PLAN
                           EMI REPLACEMENT OPTION PLAN
                            (Full title of the Plan)

                              -----------------

                    PHILLIP R. THUNE, CHIEF OPERATING OFFICER
                             CHIEF FINANCIAL OFFICER
                                  FINDWHAT.COM
                     5220 SUMMERLIN COMMONS BLVD., SUITE 500
                            FORT MYERS, FLORIDA 33907
                                 (239) 561-7229
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           PHILIP S. STAMATAKOS, ESQ.
                          CHRISTOPHER M. BARTOLI, ESQ.
                                BAKER & MCKENZIE
                              ONE PRUDENTIAL PLAZA
                             130 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 861-8000

                             -----------------------


                         CALCULATION OF REGISTRATION FEE

                                                Proposed maximum       Proposed maximum
   Title of Securities       Amount to be           offering               aggregate                Amount of
    to be Registered        Registered (1)     price per share (2)     offering price (2)       registration fee
    ----------------        --------------     -------------------     ------------------       ----------------
Common Stock, par value
$.001 per share under      3,000,000 Shares          $22.28               $66,840,000               $8,468.63
the FindWhat.com 2004
Stock Incentive Plan and
the EMI Replacement
Option Plan

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of each plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, and is based upon the average of the high and low sale prices for the registrant's Common Stock reported on The Nasdaq Stock Market, Inc. as quoted for June 25, 2004.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information concerning the plan listed on the cover of this Registration Statement have been or will be sent or given to participants in the plan listed on the cover of this Registration Statement as specified in Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File Number 000-30428):

     o Our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 5, 2004;

     o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004;

     o Our Current Reports on Form 8-K and 8-K/A filed with the Commission on January 6, 2004, January 9, 2004, February 10, 2004, February 23, 2004, March 23, 2004, April 6, 2004, April 9, 2004, June 4, 2004 and June 29,
         2004; and

     o The description of our common stock which is contained in our registration statement on Form 10 (file no. 0-30428) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

     Information in Current Reports on Form 8-K furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

    All documents and reports filed by us with the SEC (other than portions of Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, as such Items may be renumbered or re-designated, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Articles of Incorporation do not provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.7502, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding under certain circumstances and provided that, among other things, he or she:

     o did not breach his or her fiduciary duties as a director or officer in a manner which involved intentional misconduct, fraud or a knowing violation of law; and

     o acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Our By-Laws provide:

      Unless prohibited by Nevada law, we must indemnify any person who is or was involved in any manner (including, without limitation, as a party or a witness), or is threatened to be so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by us or in our right to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all expenses and liabilities actually and reasonably incurred by such person in connection with any such action, suit or proceeding. The right to indemnification conferred by our By-Laws shall be presumed to have been relied upon by our directors, officers, employees and agents and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

     Our board of directors is authorized, on our behalf, to enter into, deliver and perform agreements or other arrangements to provide any indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide:

     (i) that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by us as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses;

     (ii) that the indemnitee shall be presumed to be entitled to indemnification under our By-Laws or such agreement or arrangement and we will have the burden of proof to overcome that presumption;

     (iii) for procedures to be followed by us and the indemnitee in making any determination of entitlement to indemnification or for appeals therefrom; and

     (iv) for insurance or such other financial arrangements, all as may be deemed appropriate by the board of directors as the time of execution of such agreement or arrangement.

     We may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements on behalf of any indemnitee for any liability asserted against the indemnitee and liability and expenses that he or she incurred in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. Such other financial arrangements may include:

     -   the creation of a trust fund;

     -   the establishment of a program of self-insurance;

     - the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets; or

     -   the establishment of a letter of credit, guaranty or surety.

     The foregoing By-Law provisions, as well as this provision, may be amended by our stockholders only by vote of the holders of 66-2/3% of the entire number of shares of each class, voting separately, of our outstanding capital stock (even though the right of any class to vote is otherwise restricted or denied), provided that no amendment or repeal of these By-Law provisions will adversely affect the indemnification rights of any indemnitee existing at the time such repeal or amendment becomes effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to these provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The above discussion of the Company's Articles, By-Laws, and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such Articles, By-Laws, and applicable Nevada statutes.

ITEM 7. EXEMPTION FROM REGISTRATION

     Not applicable.

ITEM 8. EXHIBITS

Exhibit No.       Description
-----------       -----------
4.1               Articles of Incorporation of FindWhat.com (f/k/a Collectibles
                  America, Inc.) previously filed as Exhibit 3.1 to prior Form
                  10 (No. 0-27331) filed with the Securities and Exchange
                  Commission on September 14, 1999 and incorporated herein by reference

4.2 Amended and Restated By-laws of FindWhat.com previously filed as Exhibit 3.2 to Form 8-K (no. 0-30428) filed with the Securities and Exchange Commission on January 23, 2002 and incorporated herein by reference

5.1         *     Opinion of Baker & McKenzie

23.1        *     Consent of Grant Thornton LLP

23.2        *     Consent of Ernst & Young LLP, Tampa, Florida

23.3        *     Consent of Ernst & Young LLP, London, England

23.4        *     Consent of PricewaterhouseCoopers LLP

23.5        *     Consent of Baker & McKenzie (contained in their opinion
                  filed as Exhibit 5.1 to this Registration Statement)

24.1        *     Power of Attorney
--------------------
* Filed herewith


ITEM 9. UNDERTAKINGS

     A.  SUBSEQUENT DISCLOSURE

     The undersigned issuer hereby undertakes:

     (1) To file, during any period in which offers or sale are being made, as post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant under Section 13 or 15(d) the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     B. INCORPORATION BY REFERENCE

     The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida, on June 30, 2004.


                                                FINDWHAT.COM

                                                By:  /s/ Phillip R. Thune
                                                    ----------------------
                                                     Chief Operating Officer and
                                                     Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on June 30, 2004.


            SIGNATURE                             TITLE
            ---------                             -----

   /s/ Craig A. Pisaris-Henderson      President, Chief  Executive Officer,
------------------------------------   and Chairman of the Board of Directors
       Craig A. Pisaris-Henderson      (Principal Executive Officer)


   /s/ Phillip R. Thune                Chief Operating Officer, Chief Financial
------------------------------------   Officer and Director (Principal
       Phillip R. Thune                Financial Officer)


   /s/ Brenda Agius                    Senior Vice President (Principal
------------------------------------   Accounting Officer)
       Brenda Agius


   /s/ Frederick E. Guest II           Director
------------------------------------
       Frederick E. Guest II


   /s/ Kenneth E. Christensen          Director
------------------------------------
       Kenneth E. Christensen


    /s/ Lee Simonson                   Director
------------------------------------
        Lee Simonson


   /s/ Daniel B. Brewster, Jr.         Director
------------------------------------
       Daniel B. Brewster, Jr.

     /s/ Jerry Della Femina              Director
-------------------------------------
       Jerry Della Femina


   /s/ David J. Londoner               Director
-------------------------------------
       David J. Londoner


By:  /s/ Phillip R. Thune
    ---------------------------------
    Phillip R. Thune, attorney-in-fact
    for each of the persons indicated


                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
4.1 Articles of Incorporation of FindWhat.com (f/k/a Collectibles America, Inc.) previously filed as Exhibit 3.1 to prior Form 10 (No. 0-27331) filed with the Securities and Exchange Commission on September 14, 1999 and incorporated herein by reference

4.2 Amended and Restated By-laws of FindWhat.com previously filed as Exhibit 3.2 to Form 8-K (no. 0-30428) filed with the Securities and Exchange Commission on January 23, 2002 and incorporated herein by reference

5.1         *     Opinion of Baker & McKenzie

23.1        *     Consent of Grant Thornton LLP

23.2        *     Consent of Ernst & Young LLP, Tampa, Florida

23.3        *     Consent of Ernst & Young LLP, London, England

23.4        *     Consent of PricewaterhouseCoopers LLP

23.5        *     Consent of Baker & McKenzie (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)

24.1        *     Power of Attorney
--------------------
* Filed herewith